Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders



Nuveen AMT-Free Municipal Income Fund f/k/a
Nuveen Insured Tax-Free Advantage Municipal Fund

811-21213


The annual meeting of shareholders was held in the offices of Nuveen Investments on August 5, 2014 for the above-referenced fund; at this meeting the shareholders were asked to vote to approve a new investment management agreement, to approve a new sub-advisory agreement and to elect Board Members.


The results of the shareholder votes are as follows:

<c> Common and Preferred shares
voting together as a class
<c>  Preferred Shares
To approve a new investment
management agreement



   For
         34,690,224
                  -
   Against
           1,413,428
                  -
   Abstain
           1,900,045
                  -
   Broker Non-Votes
         11,461,911
                  -
      Total
         49,465,608
                  -



To approve a new sub-advisory
agreement



   For
         34,563,801
                  -
   Against
           1,495,309
                  -
   Abstain
           1,944,587
                  -
   Broker Non-Votes
         11,461,911
                  -
      Total
         49,465,608
                  -




Proxy materials are herein incorporated by reference to the SEC filing under Conformed Submission Type DEF 14A, accession number 0001193125-14-236561, on June 16, 2014.